EXHIBIT 2.4

ARTICLES OF MERGER

OF

BYTE MERGER SUB, INC.

a Washington corporation

WITH AND INTO

AIRSHIP AI HOLDINGS, INC.,

a Washington corporation

Pursuant to Chapter 23B.11 of the Washington Business Corporation Act, the following Articles of Merger are submitted for the purpose of merging BYTE Merger Sub, Inc., a Washington corporation (the “Merger Sub”), with and into Airship AI Holdings, Inc., a Washington corporation (the “Surviving Corporation”).

1. The Plan of Merger (the “Plan of Merger”) governing the merger of the Merger Sub with and into the Surviving Corporation (the “Merger”) will be held in the books and records of the Surviving Corporation, and a copy of the Plan of Merger can be furnished upon request.

2. The shareholders of each of Merger Sub and the Surviving Corporation have duly approved the Merger and the Plan of Merger pursuant to RCW 23B.11.030.

3. These Articles of Merger shall be effective on December 21, 2023 (the “Effective Time”).

4. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall solely be amended to read as set forth on Exhibit A attached hereto, and, as so amended, shall be the Amendment to the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Merger in an official and authorized capacity under penalty of perjury this 20th day of December, 2023.

SURVIVING CORPORATION: Airship AI Holdings, Inc., a Washington corporation

By:	/s/ Victor Huang
Name:	Victor Huang
Title:	Chief Executive Officer

[Signature Page to Articles of Merger]

Exhibit A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

AIRSHIP AI HOLDINGS, INC.

Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is AIRSHIP AI HOLDINGS, INC.

SECOND: The Articles of Incorporation are hereby amended as follows: Article I of the Articles of Incorporation is hereby changed in its entirety to read:

ARTICLE I. NAME

The name of this corporation is AIRSHIP AI, INC. (the “Corporation”).

THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

FOURTH: The foregoing amendment was adopted by the Board of Directors on December 9, 2023. Pursuant to RCW 23B.10.030 and RCW 23B.07.040, the shareholders approved the above amendment to the Articles of Incorporation on December 13, 2023.

Dated: December 20th, 2023.

AIRSHIP AI HOLDINGS, INC.

/s/ Victor Huang
By:	Victor Huang
Its:	Chief Executive Officer